Exhibit 21.1

SUBSIDIARIES OF CANO HEALTH, INC.

Name of Subsidiary	Jurisdiction of Incorporation or Organization

Primary Care (ITC) Intermediate Holdings, LLC	Delaware, U.S.

Cano Health, LLC	Florida, U.S.

Cano Occupational Health, LLC	Florida, U.S.

Cano PCP Wound Care, LLC	Florida, U.S.

Cano PCP, LLC	Florida, U.S.

Cano Belen, LLC	Florida, U.S.

Complete Medical Billing and Coding Services, LLC	Florida, U.S.

Physicians Partners Group Merger, LLC	Florida, U.S.

Cano Health of Florida, LLC	Florida, U.S.

Cano Pharmacy, LLC	Florida, U.S.

Comfort Pharmacy 2, LLC	Florida, U.S.

CH Dental Administrative Services LLC	Florida, U.S.

DGM MSO, LLC	Florida, U.S.

Cano Research, LLC	Florida, U.S.

Cano PCP MSO, LLC	Florida, U.S.

Cano HP MSO, LLC	Florida, U.S.

American Choice Healthcare, LLC	Florida, U.S.

Cano Health New Mexico, LLC	New Mexico, U.S.

Physicians Partners Group of FL, LLC	Florida, U.S.

PPG Puerto Rico Blocker, Inc.	Puerto Rico, U.S.

Physicians Partners Group Puerto Rico, LLC	Puerto Rico, U.S.

Belen Pharmacy Group, LLC	Florida, U.S.

IFB Pharmacy, LLC	Florida, U.S.

University Health Care Pharmacy, LLC	Florida, U.S.